UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: May 21, 2007

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Commitment to Limit Grants Made under the 2004 Equity Incentive Plan during 2007, 2008 and 2009

Our Board of Directors commits to our stockholders that for fiscal years 2007, 2008 and 2009, the Board will not grant during such three fiscal years a number of shares subject to options or other awards to employees (whether under the 2004 Plan or other plans not approved by stockholders) such that the average number of shares granted during each of the three fiscal years is greater than 4.5% of the average number of shares of our common stock that were outstanding at the end of each of the three fiscal years. For fiscal year 2006, the number of options granted as a percentage of the number of shares of our common stock outstanding at December 31, 2006 was 4.19%. For purposes of calculating the number of shares granted in a year, stock awards and restricted stock awards, if any, will count as equivalent to (i) 1.5 option shares if our annual stock price volatility is 53% or higher, (ii) two option shares if our annual stock price volatility is between 25% and 52%, and (iii) four option shares if our annual stock price volatility is less than 25%. The above calculation does not include the grant of an option with an exercise price that is less than the fair market value on the date of grant because the 2004 Plan does not permit such stock option grants. Stock appreciation rights or full value shares settled in cash will not be included in the calculation of the shares granted in a year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey Senior Vice President and General Counsel (Duly Authorized)

Dated: May 21, 2007